As filed with the Securities and Exchange Commission on May 9, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXIS CAPITAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	98-0395986
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke

Bermuda HM 08

(Address, including zip code, of principal executive offices)

AXIS Capital Holdings Limited Second Amended and Restated 2017 Long-Term Equity Compensation Plan

(Full title of the plan)

C T Corporation System

28 Liberty Street

New York, New York 10005

Telephone: (212) 894-8940

(Name, address and telephone number, including area code, of agent for service of process)

Copies of all communications to:

Conrad D. Brooks, Esq. General Counsel AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke HM 08 Bermuda Telephone: (441) 496-2600	Lesley Peng, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 Telephone: (212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On May 4, 2023, at the annual general meeting of shareholders of AXIS Capital Holdings Limited (the “Company”), the Company’s shareholders approved the AXIS Capital Holdings Limited Second Amended and Restated 2017 Long-Term Equity Compensation Plan (the “Second Amended and Restated Plan” and, prior to such amendment and restatement, the “Plan”). Among other things, the Second Amended and Restated Plan provides that the number of Common Shares which may be granted under the Second Amended and Restated Plan shall be increased by 1,125,000 in addition to the 5,000,000 Common Shares which were previously authorized for issuance under the Plan.

This Registration Statement on Form S-8 (the “Registration Statement”) relates to the additional 1,125,000 Common Shares authorized for issuance under the Second Amended and Restated Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 with respect to the Plan, filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 11, 2021 (File No. 333-256010) and May 8, 2017 (File No. 333-217786), including any amendments thereto or filings incorporated therein, are hereby incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(i)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Commission on February 27, 2023;

(ii)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 filed with the Commission on April 26, 2023;

(iii)	the Company’s Current Reports on Form 8-K filed with the Commission on May 8, 2023 and April 4, 2023 and the Company’s Current Report on Form 8-K/As filed with the Commission on January 27, 2023 and April 14, 2023; and

(iv)	the description of the Common Stock contained in Exhibit 4.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Commission on February 27, 2023, and any amendment or report filed for the purpose of updating such description.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description of Document

4.1	Certificate of Incorporation and Memorandum of Association of AXIS Capital Holdings Limited (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Amendment No. 1) (File No. 333-103620) filed with the Commission on April 16, 2003).

4.2	Amended and Restated Bye-laws of AXIS Capital Holdings Limited (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 (File No. 333-159275) filed with the Commission on May 15, 2009).

4.3	Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) (File No. 333-103620), filed with the Commission on June 10, 2003).

4.4	AXIS Capital Holdings Limited Second Amended and Restated 2017 Long-Term Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 8, 2023).

5.1*	Opinion of Conyers Dill & Pearman Limited.

23.1*	Consent of Deloitte Ltd.

23.2*	Consent of Conyers Dill & Pearman Limited (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on the signature pages to this Registration Statement).

107.1*	Filing Fees.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pembroke, Bermuda on May 9, 2023.

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Vincent Tizzio
Name: Vincent Tizzio
Title: President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each of the registrant and each director or officer of the registrant whose individual signature appears below hereby appoints Vincent Tizzio, Conrad D. Brooks and G. Christina Gray-Trefry and each of them, any of whom may act without the joinder of the others, as the true and lawful attorney-in-fact and agent of the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and, in connection with any registration of additional securities, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney has been signed by the following persons in the capacities indicated below on May 9, 2023.

Signature	Title

/s/ Vincent Tizzio	President, Chief Executive Officer and Director
Vincent Tizzio	(Principal Executive Officer)

/s/ Peter Vogt	Chief Financial Officer
Peter Vogt	(Principal Financial Officer)

/s/ Kent Ziegler	Global Corporate Controller
Kent Ziegler	(Principal Accounting Officer)

/s/ W. Marston Becker	Director
W. Marston Becker

/s/ Charles A. Davis	Director
Charles A. Davis

/s/ Anne Melissa Dowling	Director
Anne Melissa Dowling

/s/ Elanor R. Hardwick	Director
Elanor R. Hardwick

/s/ Michael Millegan	Director
Michael Millegan

/s/ Thomas C. Ramey	Director
Thomas C. Ramey

/s/ Henry B. Smith	Director
Henry B. Smith

/s/ Axel Theis	Director
Axel Theis

/s/ Barbara A. Yastine	Director
Barbara A. Yastine

/s/ Lizabeth H. Zlatkus	Director
Lizabeth H. Zlatkus

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of AXIS Capital Holdings Limited in the State of Georgia on this 9th day of May 2023.

By:	/s/ Conrad D. Brooks
Name: Conrad D. Brooks
Title: General Counsel